Exhibit 23.1

Patrizio & Zhao, LLC

Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Tel: 973-882-8810
Fax: 973-882-0788
www.pzcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement (Form S-1) pertaining to the registration of 4,305,000 shares of common stock of China Global Media, Inc., of our report dated April 11, 2011 with respect to the financial statements of Phoenix International (China) Limited for the years ended December 31, 2010 and 2009. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC

Certified Public Accountants and Consultants

Parsippany, New Jersey

December 22, 2011